SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): April 23, 1998


                          The Stanley Works
               (Exact name of registrant as specified in charter)


  Connecticut               1-5224              06-058860
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111




                         Not Applicable
   (Former name or former address, if changed since last report)











                        Page 1 of 6 Pages
                Exhibit Index is located on Page 4

     Item 5.   Other Events.


               1. On April 23, 1998, the Registrant issued a press release announcing that it had signed a definitive agreement to acquire 90% of the outstanding shares of ZAG
Industries, Ltd. Attached as Exhibit (20)(i) is a copy of the Registrant's press release.


     Item 7.   Financial Statements, Pro Forma Financial
               Information and Exhibits.

          (c)  20(i)     Press release dated April 23, 1998
                         announcing the execution of a definitive agreement with ZAG Industries, Ltd.


































                        Page 2 of 6 Pages



                            SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized



                                   THE STANLEY WORKS



Date: April 23, 1998               By:       Stephen S. Weddle
                                   Name:     Stephen S. Weddle
                                   Title:    Vice President,
                                             General Counsel and
                                             Secretary

































                        Page 3 of 6 Pages

                          EXHIBIT INDEX

                    Current Report on Form 8-K
                      Dated April 23, 1998



          Exhibit No.                                  Page

          20(i)                                          5









































                        Page 4 of 6 Pages



FOR IMMEDIATE RELEASE                       Exhibit (20) (i)


          The Stanley Works to Acquire ZAG Industries
Adds Innovative Plastic Storage Products to Broad Product Line

     NEW BRITAIN, CONN. and ROSH HA' AYIN, ISRAEL, April 23, 1998 -- The Stanley Works (NYSE: "SWK") and ZAG Industries, Ltd.,
(NASDAQ: "ZAGIF") today announced that they have signed a definitive agreement whereby Stanley will acquire 90% of the outstanding common shares of ZAG for $14.30 per-share in cash
(approximately $117 million). The remaining shares will continue to be held by Zvi Yemini, ZAG's Chairman and Chief Executive
Officer. ZAG is an innovator of plastic storage products, including tool boxes, bulk storage containers, shelving systems and parts organizers.

     "ZAG is an ideal fit with our strategy of expanding into 'near neighbor' markets that complement our tool, hardware and door products," said John M. Trani, Chairman and CEO of The Stanley Works. "With our distribution base and ZAG's speed to market and creativity, we intend to capture a significant share of the growing market for plastic storage solutions," he said.

     "Becoming part of Stanley is a wonderful next step in the evolution of our young company," said Zvi Yemini, who will continue to lead the business after the acquisition. "We will continue to build on our accomplishments in the consumer market and leverage our design capabilities into the commercial and industrial markets. The entrepreneurial spirit of the ZAG team, together with Stanley's established market presence and reputation, make for a powerful combination."

     ZAG will operate as a subsidiary of Stanley and will remain based in Israel, with its existing management team. The company was founded by Yemini in 1987 as a consulting firm in plastics design. Since 1993, it has been active in the design, production and sale of high-quality plastic products through major home center and mass merchant retailers in nearly 60 countries, with particular strength in the European market. ZAG reported revenues of $63.6 million in 1997.

     The Stanley Works, founded in 1843, is a worldwide producer of tools, hardware and door products for professional, industrial and consumer use. In 1997, the company reported revenues of $2.7 billion and announced a major restructuring and a new strategy that emphasizes product and brand development and expansion into new "near neighbor," or related, markets.


                          Page 5 of 6

     The transaction has been approved by the Boards of Directors of the two companies and is subject to customary closing conditions, including regulatory, Israeli judicial and ZAG shareholder approvals. Closing is expected by the third quarter of this year. ZAG Industries is advised by Lehman Brothers Inc. in this transaction. The acquisition is not expected to be dilutive to Stanley's 1998 earnings.



This news release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) with respect to the business of Stanley following the consummation of the acquisition of ZAG Industries. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, Stanley's actual penetration in the plastic storage market following consummation of the acquisition, the achievement of anticipated levels of profitability, growth, cost and synergy, and the impact of global economic conditions.


Stanley Contacts                             ZAG Contact

Media                                        Media/Investors
Vance Meyer    (860) 827-3871 (office)            Ira Green 972-3 902-0299
          (203) 929-9502 (home)

Investors
Gerry Gould    (860) 827-3833





















                       Page 6 of 6 Pages